Exhibit 10-1
AGREEMENT

BY AND BETWEEN THE PARTIES: Avalon Gold Corporation, a Nevada Corporation with offices at Suite 806 - 1288 Alberni St. , Vancouver, British Columbia, Canada, V6E 4N5, being represented by Robert Waters, President, hereinafter "Avalon".

AND

Tom Bergman, who has an office located at Suite 12 - 1060 South Main St., Brigham City, Utah, 84302.

RECITALS:

Avalon Gold Corporation is a Public Company, which is fully trading on the Nasdaq OTC Bulletin Board in the United States of America Public Markets (Symbol : AVGC) and is desirous of acquiring an asset to work with and increase in value for the benefit of its shareholders. Tom Bergman is the owner of a mineral asset in the form of certain State of Nevada Mining Claims (claims) known as Lode Mining Claims LSA1, LSA2, LSA3, LSA4, LSA5, LSA6, LSA7, (140Acres) located in Lander County, Nevada, in sections 14 and 23, Township 31N, Range 43E, in the Mt. Diablo meridian.

Tom Bergman will transfer a ninety-percent (90%) ownership in the claims, retaining a non-assessable, carried ten-percent (10%), and Avalon agrees to acquire and take full responsibility for the claims for the purpose of increasing the claims value.

UNDER THE TERMS AND CONDITIONS AS FOLLOWS:

(1) Avalon, upon signing this agreement, will pay the sum of $1,000.00 USD to Tom Bergman and will issue 1,000,000 Avalon shares to Tom Bergman and/or his nominees; which stock will be classified as being under rule 144 of the Securities and Exchange Commission for a period of one year, with trading restrictions under rule 144 for another year.

(2) Avalon will, in addition to the treasury stock being transferred to Tom Bergman and/or his nominees upon signing this agreement, agree to a further payment of $5,000.00 USD in cash or stock equivalent of Avalon shares to Tom Bergman, ninety (90) days from the date of this agreement.

(3) Avalon will subsequently agree to further payments of $2,000.00 USD in cash or stock equivalent of Avalon shares to Tom Bergman, payable on the 31st of every month for ten (10) months.

(4) Tom Bergman will have the option to choose either cash or stock in all payments due to him and/or his nominees.

(5) The ten-percent (10%) retained interest of Tom Bergman in the claims is non-assessable, meaning that Avalon cannot make a funds call to Tom Bergman and /or his nominees for any reason whatsoever and cannot for any reason reduce the ten-percent (10%) retained interest. In the event of Avalon selling their interest in the claims, Tom Bergman would continue to have a ten-percent (10%) non-assessable interest ownership under the same terms and conditions of this agreement, unless Tom Bergman agrees to sell his interest to the purchaser of Avalon's interest. In any event Avalon has a first right of refusal to purchase the retained interest of Tom Bergman , should Tom Bergman decide to sell his interest. In addition, and in the event that Avalon for any reason decides to sell their interest in the claims within thirteen (13) months from the date of signing this agreement, it will be entirely Avalon's decision.

(6) Tom Bergman will prepare and submit all required paperwork for yearly mining claim Assessment Work, State of Nevada fees for each claim, State of Nevada Mining Permits, State of Nevada exploration permits, State of Nevada Reclamation programs, and yearly reportable mining tax forms, etc., and any other paperwork that may be required by the Local, State or Federal governments. Avalon will pay the actual fees as required by a check made out to the proper government office to be submitted with the paperwork prepared by Tom Bergman. Fees for the years 2003/2004 become due September 1 and the necessary amounts will be provided to Avalon by Tom Bergman

(7) The State of Nevada requires that work must be performed on the claims each year before the 1st of September and recorded at the mining office. Avalon will be responsible to insure that this assessment work is accomplished. Tom Bergman will assist Avalon, but the ultimate responsibility will be with Avalon. Mining Claim assessment work basically consists of performing a minimum of $100.00 worth of work per claim, per year before 1st day of September. Assessment work can be Labor, Equipment time, sampling, basically anything that improves the claims. Tom Bergman must notify Avalon of requirements on a timely basis.

(8) In the event that Avalon does not perform the required assessment work on the claims by or before August 1st of any year, Tom Bergman reserves the right to perform that work under Nevada State Law. Further, if Avalon does not pay the required fees by the State of Nevada on or before October 20th of any year, Tom Bergman reserves the right to pay the fees under Nevada State Law.

(9) Avalon agrees to conduct itself concerning the claims in a manner so as to not cause the claims to suffer any undue legal or other undesirable problems.

(10) Avalon agrees to expand the claims boundaries and to make any new claims a part of this agreement, as might be necessary, to protect the rights of Tom Bergman and the Avalon shareholders.

(11) The parties both Avalon and Tom Bergman agree that time is of the essence in all particulars of this agreement.

(12) The parties both Avalon and Tom Bergman agree that this agreement can be expanded by mutual consent upon the terms and conditions herein.

(13) The parties agree that this agreement constitutes the entirety of the agreement between the parties and any other agreements either verbal or written are of no consequence concerning this agreement other than some particular consultants / finders fees which apply and are understood by the principal parties.


Signed and Agreed to this 26th day of January 2004 by the parties,

/s/: Robert Waters                      /s/: Tom Berman
_______________________                 _______________________
Avalon Gold Corporation                  Tom Bergman


By its: President





Avalon Gold Corporation
Administration Office
1288 Alberni Street, Suite 806
Vancouver, BC V6E 4N5
Tel:    1-604-664-0484          Fax:    1-604-664-0498
===============================================================


February 6, 2004

Tom Bergman
1060 South Main Street
Suite #12 Brigham Utah 84302

Dear Mr. Bergman:

Re:     LODE MINING CLAIMS LSA1, LSA2, LSA3, LSA4, LSA5, LSA6, LSA7, (140Acres)
located in Lander County, Nevada, in sections 14 and 23, Township 31N,Range 43E, in the Mt. Diablo meridian.

The following is an amendment to the January 26, 2004 agreement between Avalon Gold Corporation and Thomas Bergman with respect to the above referenced claims:

Additional clause:

5. Avalon Gold Corporation will have the first right of refusal to purchase all or part of the non assessable, carried ten percent (10%) interest held by Thomas Bergman and/or his nominees, in the event such interest is tendered for sale.

If the above amendment is agreeable to you, please sign where indicated below and fax back to our offices.

Yours truly, Avalon Gold Corporation

/s/: R. Waters

Robert Waters, President

Agreed to this 6th day of February , 2004.

/s/: T. Bergman
______________________________
Authorized Signatory
Thomas Bergman

March 8, 2004               Payment schedule

Tom Bergman
1060 South Main Street
Suite #12 Brigham Utah 84302

Dear Tom:
Please acknowledge the following payment schedule in stock and cash as agreed upon pertaining to the LSA Claims agreement with Avalon Gold Corporation.

Payment Dates            Due                     Terms & Status
Upon signing
January 26, 2004         $1,000 US       Paid in cash

April 26, 2004 (90 days) $5,000 US       - $1,500 US in cash paid February 10,
                                           2004
                                         - $1,000 in cash
                                         - $2,500 US in stock

May 31, 2004             $2,000 US       $ 500 US cash and $1,500 US in stock

June 30, 2004            $2,000 US       $ 500 US cash and $1,500 US in stock

July 31, 2004            $2,000 US       $ 500 US cash and $1,500 US in stock

August 31, 2004          $2,000 US       $ 500 US cash and $1,500 US in stock

September 30, 2004       $2,000 US       $ 500 US cash and $1,500 US in stock

October 30, 2004         $2,000 US       $ 500 US cash and $1,500 US in stock

November 30, 2004        $2,000 US       $ 500 US cash and $1,500 US in stock

December 31, 2004        $2,000 US       $ 500 US cash and $1,500 US in stock

January 31, 2005         $2,000 US       $ 500 US cash and $1,500 US in stock

February 28, 2005        $2,000 US       $ 500 US cash and $1,500 US in stock

If you are in agreement to the above schedule, please acknowledge below as indicated.

Regards,
/s/: R. Klein

Robert Klein

I hereby agree to the above terms and conditions of payment.
/s/: T. Bergman
________________________
Tom Bergman